UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006 (July 19, 2006)

TOYS “R” US, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 19, 2006, 2006, Toys “R” Us-Delaware, Inc. (“Toys Delaware”), a subsidiary of Toys “R” Us, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Banc of America Securities LLC, Deutsche Bank Securities Inc., Citicorp North America, Inc. and Credit Suisse, and the other financial institutions named therein as lenders (the “Lenders”). The proceeds of the initial loans of $1.004 billion under the Credit Agreement were used to repay in full the amounts outstanding under the Bridge Loan Agreement, dated as of July 21, 2005, by and among Toys Delaware, the lenders thereto and the agents named therein (the “Bridge Loan Agreement”), accrued interest and expenses. Certain of the Lenders under the Credit Agreement were also lenders under the Bridge Loan Agreement.

The Credit Agreement provides for a secured credit facility (the “Secured Credit Facility”), consisting of (1) an $804 million secured term loan facility (the “Term Facility”) and (2) a $200 million asset sale facility (the “Asset Sale Facility”). The Term Facility matures on July 19, 2012 and the Asset Sale Facility matures on July 19, 2008. The Term Facility bears interest equal to, at the option of Toys Delaware, (i) LIBOR plus 4.25% per annum or (ii) the Base Rate (defined as the higher of (x) the Banc of America prime rate and (y) the Federal Funds rate plus 0.50%) plus 3.25 % per annum; and the Asset Sale Facility bears interest equal to, at the option of Toys Delaware, (A) until the three-month anniversary of the closing of the Secured Credit Facility (the “Closing Date”) (i) LIBOR plus 3.00% per annum or (ii) the Base Rate plus 2.00 % per annum, (B) from and including the three-month anniversary of the Closing Date until the six-month anniversary of the Closing Date (i) LIBOR plus 3.50% per annum or (ii) the Base Rate plus 2.50 % per annum and (C) from and including the six-month anniversary of the Closing Date and thereafter (i) LIBOR plus 4.00% per annum or (ii) the Base Rate plus 3.00 % per annum. In addition, the Secured Credit Facility is guaranteed by substantially all domestic subsidiaries of Toys Delaware and is secured by accounts receivable, inventory and intellectual property of Toys Delaware and the guarantors.

The Secured Credit Facility contains customary covenants, including, among other things, covenants that restrict the ability of Toys Delaware and certain of its subsidiaries to incur certain additional indebtedness, create or permit liens on assets, or engage in mergers or consolidations. If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 1.01 is incorporated by reference into this Item 1.02.

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Signature

Pursuant to the requirements of the Securities Exchange Act of l934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TOYS “R” US, INC.
(Registrant)

Date: July 19, 2006	By:	/s/ F. Clay Creasy, Jr.
	Name:	F. Clay Creasy, Jr.
	Title:	Executive Vice President – Chief Financial Officer

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